UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2020

Amerant Bancorp Inc

(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

220 Alhambra Circle

Coral Gables, Florida 33134

(Address of principal executive offices)

(305) 460-8728

(Registrant’s telephone number, including area code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	AMTB	NASDAQ
Class B Common Stock	AMTBB	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On December 23, 2020, Amerant Bancorp Inc. (“Amerant”) issued a press release announcing the final results of its modified “Dutch auction” tender offer to purchase, for cash, up to $50.0 million of shares of its Class B Common Stock, $0.10 par value per share (the “Class B Common Stock”), at a price per share not less than $11.05 and not greater than $12.55, which expired at 11:59 p.m., New York City time, on December 18, 2020. Based on the final count by Computershare Trust Company, N.A., the depositary for the tender offer, a total of 4,940,037 shares of Class B Common Stock were properly tendered at or below the purchase price of $12.55 per share, and neither properly withdrawn nor tendered conditionally by shareholders with conditions that were not met. Included in the 4,249,785 shares Amerant accepted for purchase in the tender offer are 265,722 shares that Amerant has elected to purchase pursuant to its right to purchase up to an additional 2% of its outstanding shares of Class B Common Stock.

The tender offer was oversubscribed and, pursuant to the terms of the tender offer, shares were accepted for purchase on a pro rata basis, except for tenders of odd lots, which were accepted in full, and except for certain conditional tenders automatically regarded as withdrawn pursuant to the terms of the tender offer. Amerant has been informed by the depositary that the proration rate for the tender offer, after giving effect to the priority for odd lots, is approximately 86.08%. Amerant has accepted for purchase 4,249,785 shares of its Class B Common Stock at a price of $12.55 per share, for an aggregate cost of approximately $53.3 million, excluding fees and expenses related to the tender offer. These shares represent approximately 32% of the shares of Class B Common Stock outstanding as of November 12, 2020 and approximately 10% of the total shares of Class A Common Stock and Class B Common Stock outstanding as of November 12, 2020.

Computershare Trust Company, N.A. will promptly issue payment for the shares of Class B Common Stock validly tendered and accepted for purchase in the tender offer.

A copy of the press release relating to the announcement of the final results of the tender offer is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press release, dated December 23, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amerant Bancorp Inc.

Date: December 23, 2020	By:	/s/ Julio V. Pena
Julio V. Pena
Senior Vice President and Assistant Corporate Secretary

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